UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 2005


                                  CENVEO, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Colorado                  1-12551              84-1250533
  -----------------------        -------------       -------------------
  (State of Incorporation)       (Commission            (IRS Employer
                                  File Number)        Identification No.)


8310 S. Valley Highway #400 Englewood, CO                   80112
-----------------------------------------                 ----------
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (303) 790-8023

                                 Not Applicable
             -------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 3.03     MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

        On April 17, 2005, the Board of Directors of Cenveo, Inc. (the "Company"), a Colorado corporation, declared a dividend (the "Dividend") of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share. The dividend is payable on April 28, 2005 to holders of record on that date. The specific terms of the Rights will be contained in a Preferred Share Purchase Rights Agreement (the "Rights Agreement") expected to be entered into between the Company and Computershare Trust Company, Inc., as Rights Agent. The Dividend is subject to execution of the Rights Agreement by the Company and the Rights Agent, which the Board of Directors has authorized.

        The Board of Directors has authorized the adoption of a Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 15% or more of the Company's outstanding common stock without the prior approval of the Board of Directors. The Rights Agreement will provide an exemption for any person who is, as of April 18, 2005, the beneficial owner of 15% or more of the Company's outstanding common stock, so long as such Person does not, subject to certain exceptions, acquire additional common stock of the Company after April 18, 2005. The Company, its Subsidiaries, employee benefit plans of the Company or any of its Subsidiaries, and any entity holding common stock for or pursuant to the terms of any such plan will also be excepted. The Rights Agreement will not interfere with any merger or other business combination approved by the Board of Directors.

        Following is a summary of the terms of the Rights Agreement. When executed, the full text of the Rights Agreement will be filed with the SEC and will be available on the Company's web-site and free of charge from the Company.

THE RIGHTS. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will be evidenced only by certificates that represent shares of common stock, and not be separate certificates. New Rights will accompany any new shares of common stock we issue after April 28, 2005 until the earlier of the Distribution Date described below or the redemption or the expiration of the Rights.

EXERCISE PRICE. Each Right will allow its holder to purchase from our Company one one-ten-thousandth of a share of Series A Junior Participating Preferred Stock (a "Preferred Share") for $25, once the Rights become exercisable. Each one-ten-thousandth of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY. The Rights will not be exercisable until:

o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,


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o    10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

        We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

        The Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

o FLIP IN. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $25, purchase shares of our common stock with a market value of $50, based on the market price of the common stock prior to such acquisition.

o FLIP OVER. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $25, purchase shares of the acquiring corporation with a market value of $50, based on the market price of the acquiring corporation's stock prior to such merger.

PREFERRED SHARE PROVISIONS.

Each one one-ten-thousandth of a Preferred Share, if issued:

o    will not be redeemable.

o will entitle holders to quarterly dividend payments of $.0001 per each one one-ten-thousandth of a Preferred Share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

o will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

o    will have the same voting power as one share of common stock.

o if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-ten-thousandth interest in a Preferred Share should approximate the value of one share of common stock.


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EXPIRATION. The Rights will expire on April 28, 2015.

REDEMPTION. The Board of Directors shall have the right to redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

EXCHANGE. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS. The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS. The Board shall have the right to amend the terms of the Rights Agreement without the consent of the holders of the Rights. However, the Board shall not have the right to amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board shall not have the right to cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        On April 17, 2005, the Board of Directors approved certain amendments to the Company's bylaws, effective as of that date. Section 2.2 of the bylaws was amended and Section 2.10 of the bylaws was deleted in its entirety and replaced by new Sections 2.10, 2,11 and 2.12. The amendments to the Company's bylaws clarify the process for calling a special meeting, should the requisite shareholders so request, and for setting the date, time and place of special meetings of shareholders, and the requirements for submission of matters to be considered at any such special meeting. The foregoing description is qualified in its entirety by reference to the full text of the amended and restated bylaws of the Company, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 8.01     OTHER EVENTS.

        On April 18, 2005, the Company issued a press release announcing the Company's intention to evaluate strategic alternatives, the authorization of the adoption of the Rights Agreement, the amendments of the Company's Bylaws, the adoption of broad-based severance plans for certain employees and certain other matters. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               Not applicable.

        (b)    PRO FORMA FINANCIAL INFORMATION.

               Not applicable.

        (c)    EXHIBITS.   The following exhibits are filed as part of this
                           report:


                  3.2 Bylaws, as amended and restated through April 17, 2005.

                  99.1     Press Release, dated April 18, 2005.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 18, 2005

                                              CENVEO, INC.

                                              By:   /s/ Michel P. Salbaing
                                                    ----------------------------
                                                    Michel P. Salbaing
                                                    Sr. Vice President and CFO




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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION

3.2               Bylaws, as amended and restated through April 17, 2005.

99.1              Press Release, dated April 18, 2005.